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                                                                    EXHIBIT 3(i)

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           MAXUS ENERGY CORPORATION

                  (ORIGINALLY INCORPORATED UNDER THE NAME OF
                   NEW DIAMOND CORPORATION ON JULY 19, 1983)

                               ----------------

     FIRST. The name of the Corporation (the "Corporation") is Maxus Energy Corporation.

     SECOND. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 400,000,000 shares, divided into 300,000,000 shares of Common Stock, $1.00 par value, and 100,000,000 shares of Preferred Stock, $1.00 par value.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) the voting powers, if any, and whether such voting powers are full or limited, in such series;

          (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

          (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
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          (f)   the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

          (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

          (h) the provisions, if any, of a sinking fund applicable to such series; and

          (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     $2.50 Cumulative Preferred Stock

     The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 5,000,000 shares, $1.00 par value, of the $2.50 Cumulative Preferred Stock.

     SECTION 1. Designation and Amount. The shares of this Series shall be designated as the "$2.50 Cumulative Preferred Stock" and the number of shares constituting this Series shall be 5,000,000, which number, subject to the provisions of the Certificate of Incorporation, may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that
                                                       --------  -------
such number may not be decreased below the number of the then currently outstanding shares of this Series.

     SECTION 2. Dividends. The holders of shares of this Series, in preference to the holders of shares of the Common Stock of the Corporation and of any other capital stock of the Corporation ranking junior to this Series as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative cash dividends at the annual rate of $2.50 per share, and no more, in equal quarterly payments on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing March 15, 1994. Dividends shall begin to accrue and be cumulative from the date of original issue of this Series. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accumulated but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

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     SECTION 3.  Redemption.  The shares of this Series shall not be redeemable prior to December 1, 1998. On or after that date, the Corporation shall have the right, at its sole option and election, to redeem the whole or any part of the then-outstanding shares of this Series, at any time or from time to time, upon notice duly given as hereinafter specified, at a price per share of $25.00, plus dividends accumulated but unpaid to the redemption date; provided that unless provision has been made for payment in full of dividends on all shares of outstanding Preferred Stock of the Corporation for all past dividend periods and the current period, no sum shall be set aside for the redemption of any shares of this Series nor shall any shares of this Series be purchased or otherwise acquired by the Corporation.

     Notice of every such redemption of shares of this Series shall be given by publication at least once a week in each of two successive weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the city in which the Corporation maintains its principal executive offices and in the Borough of Manhattan, The City of New York, commencing at least 30 but not more than 60 days prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed at least 30 but not more than 60 days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed. In case of redemption of a part only of this Series at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein and in the Certificate of Incorporation contained, the terms and conditions upon which the shares of this Series shall be redeemed from time to time.

     If such notice of redemption shall have been duly given by publication or if the Corporation shall have given to the bank or trust company designated by the Corporation as hereinafter specified irrevocable authorization promptly to give or to complete such notice of publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares so called for redemption, with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     SECTION 4. Liquidation. The amount which shall be paid to the holders of shares of this Series in the event of any voluntary or involuntary total liquidation, dissolution or winding up of the

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Corporation shall be $25.00 per share on each outstanding share of this Series, plus an amount equal to all dividends accumulated but unpaid to the date of such payment.

     SECTION 5. Ratable Treatment. In the event that the amounts payable in accordance with Section 4 hereof are not paid in full, each share of this Series shall, together with outstanding shares of all other series of Preferred Stock of the Corporation, share ratably, without priority of one series over the other, in the payment of dividends, including accumulations, if any, in the proportion that the amount of dividends, including accumulations, if any, then payable on each share bears to the aggregate of such amounts then payable on all Preferred Stock of the Corporation and in any distribution of assets other than by way of dividends in the proportion that the sum payable on each share bears to the aggregate of the amounts so payable on all shares of Preferred Stock of the Corporation.

     SECTION 6. Limitation on Dividends. So long as any of the shares of this Series shall remain outstanding, no dividend whatever shall be paid or declared, and no distribution made, on any junior shares, other than a dividend payable solely in junior shares, nor shall any junior shares be acquired for a consideration by the Corporation or by any company a majority of the voting shares of which is owned by the Corporation, unless all dividends on the shares of this Series accrued for all past quarterly dividend periods shall have been paid and the full dividends thereon for the then current quarterly dividend period shall have been paid or declared and duly provided for.

     SECTION 7. Voting Rights. The holders of the shares of this Series shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

          (a) So long as any of the shares of this Series are outstanding, the consent of the holders of at least a majority of the then-outstanding shares of this Series, given in person or by proxy at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                (i) Any increase in the authorized amount of Preferred Stock or the authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking on a parity with the Preferred Stock.

                (ii) The sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation or the consolidation or merger of the Corporation into any other corporation, unless the corporation resulting from such merger or consolidation shall have thereafter no class of shares, either authorized or outstanding, ranking prior to or on a parity with shares corresponding to the shares of Preferred Stock, except the same number of shares with no greater rights and preferences than the shares of Preferred Stock authorized immediately preceding such consolidation or merger and unless each holder of shares of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares, with substantially the same rights and preferences, of the resulting corporation; provided, however, that the resulting corporation may have authorized and outstanding such additional shares having preferences or priorities over or being on a parity with the shares of Preferred Stock as the holders of Preferred Stock of the Corporation may have previously authorized

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pursuant to the Certificate of Incorporation; and provided, further, that this requirement of consent by the holders of shares of Preferred Stock shall not be deemed to apply to or operate to prevent either the purchase by the Corporation of the assets or shares, in whole or in part, of any other corporation, or the sale by the Corporation or any subsidiary of all or part of the capital shares or assets of other corporations, including a subsidiary, or the sale of a division or divisions of the Corporation or of any subsidiary, or any other sale of property or assets which constitutes less than substantially all of the property or assets of the Corporation.

          (b) So long as any of the shares of this Series are outstanding, the consent of the holders of at least 66 2/3% of the then-outstanding shares of this Series given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                (i) The authorization, or any increase in the authorized amount, of any class of shares of the Corporation ranking prior to the shares of Preferred Stock.

                (ii) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or the amendment, alteration, repeal or adoption of any resolution contained in a certificate of designation filed pursuant to Section 151 of the General Corporation Law of the State of Delaware in the office of the Secretary of State of the State of Delaware, which would affect adversely any right, preference, privilege or voting power of the shares of this Series or shares of any other series of Preferred Stock or the holders thereof.

          (c) Without limiting the rights, if any, of holders of any other series of Preferred Stock, in case the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock, the holders of shares of this Series voting separately as a class and in addition to their other voting rights shall have the exclusive right to elect two additional directors beyond the number to be elected by all stockholders at the next annual meeting of stockholders called for the election of directors, and at every subsequent such meeting at which the terms of office of the directors so elected by the holders of shares of this Series expire, provided such arrearage exists on the date of such meeting or subsequent meetings, as the case may be. The right of the holders of shares of this Series voting separately as a class to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on all shares of Preferred Stock shall have been paid in full and provision has been made for the payment in full of the dividends for the current quarter, at which time the special right of the holders of shares of this Series so to vote separately as a class for the election of Directors shall terminate, subject to revesting at such time as the Corporation shall be in arrears in the payment of six quarterly dividends, whether or not successive, on the outstanding shares of this Series or any other outstanding series of Preferred Stock. If the annual meeting of stockholders of the Corporation is not, for any reason, held on the date fixed in the By-Laws at a time when the holders of shares of this Series, voting separately and as a class, shall be entitled to elect directors, or if vacancies shall exist in both of the two offices of directors elected by the holders of shares of this Series, the

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     Chairman of the Board of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of this Series then outstanding addressed to the Secretary of the Corporation, call a special meeting in lieu of the annual meeting of stockholders, or, in the event of such vacancies, a special meeting of the holders of shares of this Series, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meeting of stockholders or as otherwise determined pursuant to the By-Laws. If such meeting shall not be called by the Chairman of the Board of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holder of record of at least 10% of the outstanding shares of this Series may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or as otherwise determined pursuant to the By-Laws. Any holder of shares of this Series so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

                At any meeting held for the purpose of electing directors at which the holders of shares of this Series shall have the right to elect directors as aforesaid, the presence in person or by proxy of the holders of at least 33 1/3% of the outstanding shares of this Series shall be required to constitute a quorum of such shares of this Series.

                In the event any meeting of the holders of shares of this Series shall be held for the purpose of electing directors pursuant to this subdivision (c), nothing contained herein shall preclude the Corporation from simultaneously calling and holding a meeting of any other class or series of capital stock of the Corporation which may have voting rights to elect directors.

                Any vacancy occurring in the office of director elected by the holders of shares of this Series may be filled by the remaining director elected by the holders of the shares of such class, unless and until such vacancy shall be filled by the holders of the shares of such class. Any director to be elected by the holders of shares of this Series shall agree, prior to his election to office, to resign upon any termination of the right of the holders of shares of this Series to vote as a class for directors as herein provided, and upon any such termination the directors then in office elected by the holders of shares of this Series shall forthwith resign.

     SECTION 8. No Sinking Fund. No sinking fund shall be provided for the purchase or redemption of the shares of this Series.

     SECTION 9. No Preemptive Rights. The holders of shares of this Series are not entitled to any preemptive or other rights to subscribe for or to purchase any shares or securities of any class which may at any time be issued, sold or offered for sale by the Corporation.

     SECTION 10. Rank. All shares of Preferred Stock, including this Series, shall be of equal rank with each other regardless of series, and shall be identical with each other except as provided in the Certificate

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of Incorporation or in a certificate of designation filed pursuant to Section
151 of the General Corporation Law of the State of Delaware with the Secretary of State of the State of Delaware.

     Junior Preferred Stock, Series A

     The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Series, consisting of 3,250,000 shares, $1.00 par value of the Junior Preferred Stock, Series A.

     SECTION 1. Designation and Amount. The shares of such series shall be designated as the "Junior Preferred Stock, Series A" (the "Junior Preferred Stock") and the number of shares constituting such series shall be 3,250,000, which number, subject to the provisions of the Certificate of Incorporation, may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of the then currently outstanding shares of Junior Preferred Stock plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     SECTION 2.  Dividends and Distributions.

          (a) Subject to the rights of the holders of any shares of the Corporation's $4.00 Cumulative Convertible Preferred Stock, $9.75 Cumulative Convertible Preferred Stock and any other series of Preferred Stock (or any similar stock) ranking senior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock with a par value of $1.00 per share (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time after September 12, 1988 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such

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     amount by a fraction, the numerator of which is the number of shares of
     Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (a) of this Section immediately before it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 calendar days prior to the date fixed for the payment thereof.

     SECTION 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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          (b)   Except as otherwise provided herein or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as set forth in Section 11 hereof, or as required by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     SECTION 4.  Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

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     Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     SECTION 6. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     SECTION 7. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution or payment shall be made (a) to the holders of Common Stock or any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 8. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such

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case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

     SECTION 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Junior Preferred Stock in integral multiples of one one-hundredth of a share of Junior Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Junior Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences of Junior Preferred Stock. In the event that fractional shares of Junior Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Junior Preferred Stock in the proportion with such fraction bears to a full share.

     SECTION 10. Rank. The Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

     SECTION 11. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting separately as a class.

     FIFTH. In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

          (a) To make and alter the By-Laws of the Corporation; provided, however, that the By-Laws made by the Board of Directors under the powers hereby conferred may be altered, changed, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of shares having voting power with respect thereto; and

          (b) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock.

     The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     SIXTH. The stockholders and Board of Directors of the Corporation shall have power to hold their meetings and to have one or more offices of the Corporation within or without the State of Delaware, and

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to keep the books of the Corporation outside of the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

     SEVENTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be promptly called by the Chairman or the Secretary at the written request of a majority of the Board of Directors or the holders of a majority of the outstanding Common Stock upon not fewer than ten nor more than 60 days' written notice.

     EIGHTH. SECTION 1. Number, Election and Terms of Directors. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Each director shall hold office for one year after the time of such director's election or until such director's successor is elected and qualified at the succeeding annual meeting of stockholders of the Corporation or until such director's earlier resignation or removal in accordance with the General Corporation Law of the State of Delaware, this Certificate of Incorporation and By-Laws.

     SECTION 2. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

     SECTION 3. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

     SECTION 4. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 50% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class.

     NINTH.    [Deleted]

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     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, including in a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

     ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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